UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2014

chatAND, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54587	27-2761655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5940 South Rainbow Blvd Las Vegas, NV	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 618-1241

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

 On June 6, 2014, chatAND, Inc. (the “Company”), entered into a Promissory Note Assignment and Purchase Agreement (the “Agreement”) with Harborview Value Master Fund, L.P. (“Harborview”), a principal stockholder of the Company, whereby Harborview sold, assigned and transferred to the Company Harborview’s rights under a series of promissory notes issued to Harborview by Freeline Sports, Inc. (the “Notes”), such Notes totaling an aggregate amount of $1,269,500. Under the Agreement, the Company purchased the Notes for a purchase price of $500,000, which was paid to Harborview in 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), such Shares determined on a per Share price of the Common Stock equal to $0.10 per Share. The issuance of the Shares qualified for exemption under Rule 506(b) promulgated under Section 4(a)(2) of the Securities Act since the issuance of these securities by the Company did not involve a “public offering” and Harborview, as purchaser of the Shares, qualified as an accredited investor.

The Agreement is attached to this Current Report as Exhibit 10.1. All descriptions of the Agreement herein are qualified in their entirety by the text of Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information regarding the purchase of the Notes set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the sale of the Shares set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Promissory Note Assignment and Purchase Agreement, dated June 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2014

CHATAND, INC.

By:	/s/ Michael Lebor
Name:	Michael Lebor
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note Assignment and Purchase Agreement, dated June 6, 2014